Exhibit 99.3

ESK Ceramics GmbH & Co. KG

Combined Interim Financial Statements as of

June 30, 2004

and

for the six months period ended June 30, 2004 and 2003

ESK Ceramics

Unaudited Combined Interim Balance Sheet as of June 30, 2004

	Notes	June 30, 2004 EUR	December 31, 2003 EUR
ASSETS
Intangible assets		305,592	424,695
Tangible assets		35,558,814	38,194,990
Financial assets		14,905	14,905

Fixed assets	3.1	35,879,311	38,634,590

Inventories	3.3	18,540,555	16,832,021

Trade receivables		12,458,071	9,975,864
Other receivables and other assets		2,023,475	1,191,340

Receivables and other assets	3.4	14,481,546	11,167,204

Cash at bank and in hand, cheques		25,431	2,899

Current assets		33,047,532	28,002,124

Deferred Tax	3.5	170,887	184,032

Prepaid expenses		847,545	39,482

Accumulated Deficit not covered by equity		912,554	0

		70,857,829	66,860,228

		June 30, 2004 EUR	December 31, 2003 EUR
EQUITY AND LIABILITIES
Equity shares of limited partners		1,025,000	1,025,000
Reserves		5,294,973	5,294,973
Accumulated Deficit		-7,232,527	-955,956
Accumulated Deficit not covered by equity		912,554	0

Combined Interim Partners’ Equity	3.6	0	5,364,017

Accruals for pensions and similar obligations		3,628,094	3,457,820
Other accruals	3.7	17,384,473	5,001,573

Accruals		21,012,567	8,459,393

Borrowings		44,230,571	47,817,605
Trade payables		4,019,548	3,584,969
Other liabilities		1,595,143	1,634,244

Liabilities	3.8	49,845,262	53,036,818

		70,857,829	66,860,228

The accompanying notes are an integral part of these unaudited combined Interim Financial Statements.

ESK Ceramics

Unaudited Statement of Combined Interim Partners’ Equity for the six months period ended June 30, 2004

	Equity shares of limited partners	Reserves	Accumulated Deficit	Total
Combined Partners’ equity as of December 31, 2003	1,025,000	5,294,973	-955,956	5,364,017

Net loss January 1, 2004 - June 30, 2004			-6,276,571	-6,276,571

Combined Partners’ equity as of June 30, 2004	1,025,000	5,294,973	-7,232,527	-912,554

The accompanying notes are an integral part of these unaudited combined Interim Financial Statements.

ESK Ceramics

Unaudited Combined Interim statements of operations

for the six months periods ended June 30, 2004 and June 30, 2003

	Notes	January 1, 2004 - June 30, 2004 EUR	January 1, 2003 - June 30, 2003 EUR
Sales	3.1	42,346,281	42,845,784
Costs of manufacture		-29,988,032	-30,050,165

Gross profit on sales		12,358,249	12,795,619

Selling expenses		-5,794,529	-5,332,312
Research costs		-1,154,163	-1,325,551
General administration expenses		-1,497,617	-1,507,333
Other operating income	3.11	1,689,299	1,024,133
Other operating expenses	3.12	-1,140,700	-615,510

Operating result		4,460,539	5,039,046

Financial result	3.13	-595,278	-58,552

Result of ordinary activities		3,865,261	4,980,494

Taxes on income		-10,141,832	-885,000
Net income before transfer of profits		-6,276,571	4,095,494
Transfer of profits		0	-4,507,600

Net loss for the year		-6,276,571	-412,106

The accompanying notes are an integral part of these unaudited combined Interim Financial Statements.

ESK Ceramics

Unaudited Combined Interim statements of Cash Flows

for the six months periods ended June 30, 2004 and June 30, 2003

	January 1, 2004 - June 30, 2004 EUR	January 1, 2003 - June 30, 2003 EUR
Net loss/income for the year prior to transfer of profits	-6,276,571	4,095,494
Depreciation of fixed assets	3,951,099	3,974,395
Changes in accruals	12,553,174	2,030,833
Gains from the disposal of fixed assets	-133,048	-5,739
Changes in inventories	-1,708,534	-2,538,655
Changes in receivables and other assets	-4,109,260	1,838,037
Changes in liabilities	395,478	-76,848

Cash flows from current operating activities	4,672,338	9,317,517

Purchase of property, plant and equipment	-1,236,137	-3,314,733
Proceeds from the disposal of tangible and intangible assets	173,365	17,853

Cash flows from investing activities	-1,062,772	-3,296,880

Transfer of profits	0	-4,507,600
Change in borrowings	-3,587,034	-1,407,355

Cash flows from financing activities	-3,587,034	-5,914,955

Change in cash at bank and in hand, cheques	22,532	105,682
as of beginning of year	2,899	31,396
as of end of year	25,431	137,078

The accompanying notes are an integral part of these unaudited combined Interim Financial Statements.

Notes

Combined Interim Financial Statements “ESK CERAMICS”

for the period of time from January 1 to June 30, 2004

1. Basic Assumptions Concerning the Preparation of the Financial Statements

ESK Ceramics GmbH & Co. KG (“ESK Kempten”) with its seat in Kempten was newly founded on November 20, 2003 and entered into the trade register Kempten on November 25, 2003. On per December 31, 2003, Wacker-Chemie GmbH contributed its Ceramics operations to the new ESK Ceramics GmbH & Co. KG. On December 24, 2003 ESK Kempten acquired the shares of ESK Ceramics France S.A.S.U., Bazet, France (formerly Wacker Ceramics France S.A., in the following also referred to as “ESK France”), from Wacker Chemicals Finance B.V., Netherlands, a subsidiary of Wacker-Chemie GmbH.

The Company’s limited partner is Wacker-Chemie GmbH, München, holding a 100 % interest in ESK Kempten. The general partner is ESK Ceramics Geschäftsführungs GmbH, which is held by Wacker-Chemie GmbH.

On June 30, 2004 Wacker-Chemie GmbH entered into a definitive agreement to sell its interest in ESK Kempten as well as its shares in ESK Ceramics Geschäftsführungs GmbH (combined “ESK Ceramics”) to Ceradyne ESK, LLC., Costa Mesa, USA.

The company produces advances ceramics, ceramic powders and functional coatings at two plants in Kempten, Germany and Bazet, France. The main products are boron compounds, functional coatings, and advanced ceramics which are used in the automotive sector, in electronics and power engineering, in machinery and plant engineering and in textile and paper machinery. Advances Ceramic Components are used for the mechanical engineering, and in the automotive sector. Functional coatings are used as friction enhancing coatings.

Basis of Presentation

The accompanying financial statements are presented on a combined basis and include the historical results of operations and balance sheets directly related to ESK Kempten, ESK Ceramics Geschäftsführungs GmbH and ESK France and have been prepared from Wacker-Chemie’s historical accounting records and the historical financial statements of ESK France.

The accounting policies have been applied on a basis consistent with those applied in the preparation of ESK Ceramics’ audited financial statements. These interim financial statements should be read in conjunction with the audited financial statements. The six month periods ended June 30, 2004 and 2003 are regarded as distinct financial periods for accounting purposes with the exception of taxation where the periods allocated an appropriate proportion of the expected annual charge. These interim financial statements reflect all normal and recurring adjustments, which are, in the opinion of management, necessary to present this data fairly. The results for the six months ended June 30, 2004 are not necessarily indicative of the results for the full year.

All significant transactions and balances between ESK Kempten, ESK Ceramics Geschäftsführungs GmbH and ESK France have been eliminated.

The following adjustments have been included in the present financial statements:

•	The continuance of the profit and loss transfer agreement between Wacker-Chemie GmbH and ESK Kempten is assumed even after ESK Kempten had legally been merged into Wacker-Chemie GmbH (December 31, 2000) until December 31, 2003.

•	Taxes on income have been calculated using the tax rate valid for the legal form of ESK Ceramics GmbH & Co. KG. Income Taxes for ESK Kempten were calculated as if ESK had filed separate income tax returns on a stand-alone basis. The company’s future effective tax rate will depend largely on its structure and tax strategies as part of Ceradyne ESK, LLC and Ceradyne Inc.

•	The pension accruals, the accrual for anniversary payments as well as the accrual for partial retirement are based on actuarial opinions for the employees of ESK Kempten. It is intended that Ceradyne will assume the existing defined benefit plan obligations for ESK as of the acquisition date.

ESK Kempten has had certain services and functions provided to them by Wacker-Chemie and its operations have been financed primarily through its operations and funding by Wacker-Chemie. Although ESK Kempten believes the charges for such services to be reasonable, the cost of these services charged to ESK are not necessarily indicative of the cost that could have been incurred if ESK Kempten had been a stand-alone entity.

2. General Explanations

The present Financial Statements have been prepared according to the provisions of the German Commercial Code (HGB). Individual items of the balance sheet and of the profit and loss account have been combined in order to improve the clarity of presentation. These items are explained separately in the Notes. Note 4 provides a reconciliation of net income and partners’ capital from HGB to US Generally Accepted Accounting Principles (“US-GAAP”).

2.2. Accounting and Valuation Principles

Intangible assets are valued at their historical cost of acquisition less accumulated amortization. Amortization is charges on a straight-line basis over the expected useful life.

The financial assets are assessed at nominal values, less depreciation to state them at such lower as it is appropriate at the balance sheet date.

The tangible assets are valued at their costs of acquisition or production less accumulated depreciations. Moreover, impairments are taken if a diminution in value is expected to be permanent. The depreciation methods and depreciation rates applied correspond in principle to the fiscally admissible maximum amounts.

Depreciation is based on the following useful lives:

Office and factory buildings	20 to 32 years
Technical equipment and machines	8 to 10 years
Other facilities, factory and office equipment	4 to 10 years

The simplification rule for the application of the full and/or half annual rate for movable assets and the full depreciation of low-value assets are used.

Raw materials, consumables and supplies are valued at the weighted average cost prices and/or lower current prices of the balance sheet qualifying date. Provisions are recorded for slow moving and obsolete inventories.

Work in process and finished goods have been valued according to the degree of completion at moving average prices for the raw materials used and at budgeted costs of manufacture. These standard costs will be corrected by the average production variance of the period at the level of the individual material number.

Provisions on the production costs are made due to the storage risks. As for the entire current assets, the lower of cost or market principle according to Sec. 253 para. 3 sentences 1 and 2 HGB is observed. Overhead charges are included in the costs of production, however, general business expenses in the sense of Sec. 255 para. 2 sentence 4 HGB are not included.

Trade receivables as well as other assets are assessed at the nominal value less individual value adjustments and depreciation for general risks.

Receivables and liabilities in foreign currency are valued at the acquisition rate or at the less favourable exchange rate at the balance sheet date.

Cash in hand and in banks in foreign currency is converted at the average rate of exchange at the balance sheet date.

The deferred tax asset results from elimination of intragroup profits.

In the Combined Interim Financial Statements as per June 30, 2004, the Combined Partners’ Equity corresponds to the equity shares and the capital reserve of ESK Ceramics GmbH & Co KG according to the company agreement, reduced by the items from the consolidation of capital and the elimination of intergroup profits.

The partial value (“Teilwert”) of the pension commitments is determined according to the present value method. Measurement of the obligation is based on the conditions existing at the balance sheet date. It does not consider future developments such as salary increases. Actuarial gains and losses are recognised immediately as expenses or income. The applied interest rate is 6 percent. The actuarial basis are the guideline schedules 1998 by Dr. Heubeck.

The other accruals are assessed at the amounts which are required according to prudent business judgement and consider all discernible risks and uncertain obligations.

Liabilities are shown at the amount to be repaid.

Shown as prepaid expenses/deferred income are amounts for expenses and/or revenue prior to the qualifying date of the Financial Statements insofar as such constitute expenses and/or revenue for a certain period of time after the qualifying date.

Accounting estimates – The preparation of the accompanying financial statements require management to make estimates and assumptions. Actual results may differ from those estimates.

3. Explanatory Notes on the Combined Interim Financial Statements

3.1. Fixed Assets

	Costs of acquisition or production					Depreciation		Balance sheet values
	January 1, 2004 KEUR	Addition KEUR	Disposal KEUR	Transfer KEUR	June 30, 2004 KEUR	January 1 to June 30, 2004 KEUR	accumulated by June 30, 2004 KEUR	June 30, 2004 KEUR	December 31, 2003 KEUR
Intangible assets

Industrial and similar rights	1,800	8	-3	0	1,805	-127	-1,500	305	425
Goodwill	73	0	0	0	73	0	-73	0	0

	1,873	8	-3	0	1,878	-127	-1,573	305	425

Tangible assets
Real property and buildings	31,492	0	0	11	31,503	-521	-22,216	9,287	9,797
Technical equipment and machines	85,706	531	-772	337	85,802	-2,857	-61,593	24,209	26,239
Other facilities, factory and office equipment	11,931	136	-80	0	11,987	-446	-10,832	1,155	1,465
Prepayments made and facilities under construction	694	562	0	-348	908	0	0	908	694

	129,823	1,229	-852	0	130,200	-3,824	-94,641	35,559	38,195

Financial Assets	18	0	0	0	18	0	-3	15	14

	131,714	1,237	-855	0	132,096	-3,951	-96,217	35,879	38,634

3.2. Shares held by ESK Ceramics GmbH & Co. KG

Name and seat of the Company	subscribed Capital KEUR	Share in Capital KEUR	Equity KEUR	Result
ESK Ceramics S.A.S.U., France	475	100%	497	-1,016

3.3. Inventories

	June 30, 2004 KEUR	December 31, 2003 KEUR
Raw materials, consumables and supplies	4,013	3,957
Work in process, finished goods and merchandise	14,528	12,875

	18,541	16,832

3.4. Receivables and other assets

	June 30, 2004 KEUR	December 31, 2003 KEUR
Trade Receivables	12,458	9,976

Receivables from affiliated companies	0	0
Receivables from fiscal authorities	587	415
Other assets	1,436	776

Other receivables and other assets	2,023	1,191

	14,481	11,167

The total amount of the receivables and other assets has a remaining term of less than 1 year.

3.5 Deferred taxes

The deferred tax asset is related to the elimination of intragroup income from the purchase of the customer list from ESK France.

3.6 Combined Partners’ Equity

The equity shares of the limited partner of ESK Kempten amount to KEUR 1,000 and has been paid in cash in the amount of KEUR 100. KEUR 900 resulted from contributing the Ceramics business by Wacker-Chemie GmbH. The excess of net assets contributed to ESK Kempten over the increase in equity shares have been recorded as reserves (KEUR 9,000).

3.7 Other Accruals

Other accruals principally contain obligations for anniversaries (2003: KEUR 798) and obligations for partial retirement amounting to KEUR 2,355 (2003: KEUR 2,384), restructuring expenses in ESK France of KEUR 492 (2003: KEUR 563) as well as obligations to workmens compensation by KEUR 150 (2003: KEUR 360).

The accrual for obligations for partial retirement includes the expenses for wage/salary payments and social security contributions to employees during the inactive phase of partial retirement as well as the full amount of the corresponding top-up payments. The accrual includes all employees entitled at the end of the year up to the maximum limit prescribed by law.

Moreover, the other accruals as of June 30, 2004 comprise KEUR 1,000 for the removal of hazardous pollution of the soil at the Kempten site.

KEUR 9,455 relate to accrued trade tax expenses occurred by the sale of the interest in ESK Kempten.

3.8 Liabilities

	June 30, 2004 KEUR	December 31, 2003 KEUR
Borrowings	44,230	47,818

Trade payables	4,020	3,585

Liabilities to affiliated companies	0	344
Tax liabilities	416	109
Social security liabilities	842	846
Liabilities from the settlement of remuneration	73	335
Other liabilities	264	1,634

Remaining liabilities	1,595	53,037

	49,845	47,818

The borrowings represent the intercompany financing from the parent company Wacker-Chemie GmbH. The Funding is structured as a current account and is none interest bearing.

The total amount of the liabilities has a remaining term of less than 1 year.

3.9 Contingent Liabilities and Other Financial Obligations

	June 30, 2004 KEUR	December 31, 2003 KEUR
Other financial obligations
- Rental, lease and leasing agreements
Expenditure in the following year	36	81
Expenditure in the 2nd to 4th years	11	0

	47	81

- Purchase commitments	544	119

The stated figures are nominal values.

Profit and Loss Account

3.10 Sales

Classification According to Regions

	January 1, 2004 – June 30, 2004 KEUR	January 1, 2003 – June 30, 2003 KEUR
Germany	16,546	19,830
Rest of Europe	11,159	11,188
North America (NAFTA)	9,458	6,584
Asia	4,300	4,355
Others	883	889

	42,346	42,846

Classification According to Areas of Activity

	January 1, 2004 – June 30, 2004 KEUR	January 1, 2003 – June 30, 2003 KEUR
Sales goods and merchandise	38,389	35,993
Other sales from ancillary business	3,957	6,853

	42,346	42,846

The sales contain revenue from goods delivered, licences, services and ancillary business which have been reduced by cash discounts used and other diminution of proceeds.

3.11 Other Operating Income

Other operating income consists principally income from the release of accruals in the amount of KEUR 113 and income from the disposal of assets (KEUR 143). Moreover KEUR 1,000 income from the refund claim due from Wacker-Chemie GmbH corresponding to accrued expenses in the same amount were recognised.

3.12 Other Operating Expenses

Other operating expenses comprise primarily of KEUR 1,000 accrued expenses for the removal of hazardous pollution of soil at the Kempten site.

3.13 Financial Result

	January 1, 2004 – June 30, 2004 KEUR	January 1, 2003 – June 30, 2003 KEUR
Interest expenses	-595	-59
of which to affiliated companies	0	-59

	-595	-59

3.14 Cost of Materials

	January 1, 2004 – June 30, 2004 KEUR	January 1, 2003 – June 30, 2003 KEUR
Cost of raw materials, consumables and supplies and of purchased goods	14,069	8,695
Purchased services	1,042	512

	15,111	9,207

3.15 Personnel Expenses

	January 1, 2004 – June 30, 2004 KEUR	January 1, 2003 – June 30, 2003 KEUR
Wages and salaries	13,275	14,429
Social security and social aid expenses	3,000	2,959
Pension expenses	386	777

	16,661	18,165

3.16 Employees

According to Sec. 267 para. 5 HGB the average numbers of employees are as follows:

	January 1, 2004 – June 30, 2004	January 1, 2003 – June 30, 2003
Employees and workers	614	673

3.17 Other Information

ESK Ceramics Geschäftsführungs GmbH is the managing partner. Responsible general manager of ESK Ceramics Geschäftsführungs GmbH are:

•	Christian Bronisch, until 15 December 2003

•	Dr. Peter Hartl, since 15 December 2003

•	Clemens Kippes, since 15 December 2003

With reference to Sec. 286 para. 4 HGB, the disclosure of payments and/or benefits to members of corporate bodies was relinquished.

4. Summary of the Basic Differences Between the Accounting and Valuation Methods Applied by the Company and the Generally Accepted Accounting Principles in the United States of America.

The enclosed Financial Statements have been prepared on the basis of the accounting and valuation methods according to the provisions of HGB applicable in Germany which differ from the generally accepted accounting principles of the United States of America (“US-GAAP”). The significant differences between HGB and US GAAP which effect net income and partners’ equity are summerized below.

Reversal of Transfer of Profits

Under German GAAP profits, which are distributed to the parent company on the basis of a profit pooling agreement must be disclosed as an expense in the income statement, reducing net income. Under US-GAAP these expenses have been reversed and deducted from equity.

Depreciation of Tangible Assets

According to HGB there are various acceptable depreciation methods. For the purpose of ESK financial statements under HGB the depreciation of the tangible fixed assets was calculated according to the declining balance depreciation method. The calculation of depreciation under US-GAAP is based on the straight-line depreciation method. The useful lives of the individual assets are the same.

Due to the different book values, different profits or losses are shown upon sale or disposal of assets.

Compensation received for the loss of property, plant and equipment is deducted from the carrying amount of the replacement asset. Under US-GAAP, insurance recoveries, to the extent of losses and expenses recognised in the financial statements, are recorded when receipt is probable. Insurance recoveries received in excess of those amounts are treated as a gain.

Impairment Charges

Impairment Charges on fixed assets under HGB are made if a permanent diminution in value has occurred. Accordingly, the book value of the asset has to be compared with the attributable value. According to HGB the diminution in value is calculated according to the principle of individual valuation and not for groups of assets. Benchmarks for the attributable value are the costs of replacement and/or restoration, a possible sales price or, insofar as attributable to individual assets, the present value of net cash flows realizable in the future. According to US-GAAP, individual assets are combined in the smallest unit for which an independent cash flow can be determined. In assessing impairment under US-GAAP, a preliminary review of fixed assets is carried out using undiscounted cash flows. If the undiscounted cash flows are less than the assets carrying value, an impairment loss is recognised. The impairment loss is recognised using the discounted cash flows.

The loss situation at the French subsidiary as well as the adjustment of the plans of the company resulting from this have resulted in an impairment loss under US-GAAP in the amount of KEUR 2,630 for the fixed assets of the French subsidiary.

Leasing

Under HGB, the accounting treatment of leasing agreements (operating vs. capital lease) primarily follows statutory tax rules. These are different from the criteria for the classification of a leasing agreement according to US-GAAP, respectively.

In the financial statements, a property leasing contract has been recorded as an operating leasing per the statutory tax rules. Under US-GAAP this lease is required to be classified as a capital lease.

Unrealized currency gains

According to US-GAAP, receivables denominated in a foreign currency are converted at the exchange rate as of the balance sheet date while according to HGB higher exchange rates as of the balance sheet date may only be considered up to the at cost basis of the receivables. Consequently, when exchange rates rise, higher receivables are recorded according to US-GAAP than according to HGB. There are no differences when exchange rates decline. Depending on exchange rate development, this results in a positive or negative impact on income.

Reserves with an equity portion

The amounts shown in the reconciliation refer to the reversal of reserves which have been set up in accordance with German tax rules. Those reserves would not be allowed under US GAAP.

Pension Obligations

For US-GAAP purposes pension obligations are determined according to the projected-unit-credit-method to prescribed by SFAS 87. Pension accruals in the German GAAP Financial Statements are calculated in accordance with tax rules. Due to different valuation methods and assumptions concerning certain economic parameters, such as e.g. inflation rates and salary increases, the amounts that are set aside as accruals during each period are different. Moreover, pension obligations and the related plan assets which have been transferred to an external pension fund financed by the company are no longer recorded in the Financial Statements of the company according to HGB. Under US-GAAP the net amount of pension obligation and the related plan assets are recognized in the financial statements since the plan qualifies as a Defined Benefit Plan.

In the Wacker Group, post retirement benefits are offered to most employees by way of contribution payments to legally independent pension associations (pension fund). As a rule, the benefits are based on duration of employment, remuneration and the position held within the company. The pension system of the Wacker Group, into which ESK Ceramics is part of, is considered as a defined benefit plan. The carrier institutions guarantee the contractual obligations of the Wacker pension fund. For the accounting according to US-GAAP, the Wacker pension fund will therefore be classified as defined benefit plan.

Detailed actuarial opinions are obtained every year for all funds and obligations.

The reporting and valuation differences resulting from the pension commitments are shown in the schedule below and basically include two effects:

•	As per June 30, 2004, the accruals for the direct commitments are KEUR 3,378 (December 31, 2003: KEUR 3,368) higher in the Combined Interim Financial Statements according to US-GAAP than in the Combined Interim Financial Statements according to HGB

•	the surplus of the plan assets over the projected benefit obligation recorded in the pension fund is not recognized in the Combined Interim Financial Statements according to HGB KEUR 12,711 (December 31, 2003: KEUR 12,238)

Within the framework of the legal Combined of ESK Kempten as per December 31, 2003, Wacker-Chemie GmbH assumed the obligations for pensioners of ESK Kempten. For reasons of comparability of the combined financial statements for the years 2001, 2002 and 2003 the pensioners legally transferred as per December 31, 2003 are included in the pension report for all periods of time. As per December 31, 2003, an amount of KEUR 8,353 of the surplus of the plan assets over the projected benefit obligation that would have been recorded for US-GAAP purposes in the Combined Financial Statements is allocable to the pensioners transferred to Wacker-Chemie. This share of the surplus remains with Wacker-Chemie GmbH even after the sale of ESK Ceramics to the new owner and will be neither available to ESK Ceramics nor to the new owner after December 31, 2003.

Other Accruals

In the valuation of other accruals, the most probable amount is assessed according to US-GAAP while according to HGB provisions often are measured at an amount higher than the most probable estimate, taking into consideration the principle of caution. Consequently, the other accruals differ both with regard to the cause and to the amount.

Due to the result of soil examinations in May 2004, the ESK Ceramics has recorded accruals for the removal of hazardous pollution of the soil at the Kempten location as of June 30, 2004. The amount of the accrual has been derived from the expected measures to be carried out and from experience for the costs accruing in this connection. The final extent of the required redevelopment measures will be coordinated with the competent authorities on the basis of further examinations. Within the framework of the sale of ESK Ceramics, Wacker-Chemie GmbH has committed itself to take over all costs in connection with this removal of hazardous waste from the past. The recognition of a corresponding refund claim as per June 30, 2004 has been treated as private grant affecting income in the Combined Interim Financial Statements under HGB. According to US-GAAP, the refund claim costs is to be treated in a manner having no effect on income as contribution of the (former) shareholder.

Deferred Taxes

Under German GAAP temporary differences between the two basis and the net book value of an asset or a liability in the HGB Financial Statements resulting in deferred tax assets do not have to be recognized.

For the purpose of reconciling net income and partners’ capital to US-GAAP the taxes on income contain trade tax in the amount of KEUR 9,314 on the profit from the disposal of the limited partners’ capital interests. The change of the liability for deferred taxes recorded as per December 31, 2003 (KEUR 4,580) into an deferred tax asset in the amount of KEUR 4,660 results from the step-up of the assets in the tax books in the course of the disposition.

Net Loss / Net Income and Partners’ Equity Reconciliation between HGB and US-GAAP

	For the six months period ended June 30, 2004 EUR	For the six months period ended June 30, 2003 EUR
Net loss

Net loss based on German HGB	-6,276,571	-412,106
Reversal of transfer of profits	0	4,507,600
Depreciation of tangible assets	-376,877	127,587
Impairment ESK France	-2,630,000	0
Leasing	-23,292	29,221
Unrealized currency gains	2,852	23,417
Capital Contribution Wacker-Chemie GmbH	-1,000,000	0
Pension obligations	429,445	490,608
Other accruals	-168,481	-88,449
Deferred taxes	9,259,234	-92,317

Net loss/net income based on US-GAAP	-783,690	4,585,561

At June 30, 2004 EUR
Partners’ capital

Partners’ capital based on German HGB	-912,554

Depreciation	20,020,107
Impairment ESK France	-2,630,000
Capitalization capital lease	1,130,424
Unrealized currency gains	8,071
Pension obligation	9,332,938
Other accruals	405,057
Deferred taxation	4,489,443

Partners’ capital based on US-GAAP	31,843,486